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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE
---------------------
Contact:
Bruce Johnson, CFO                                   Matt Hayden
eResearchTechnology, Inc.                            Hayden Communications
(215) 282-5580                                       (843) 272-4653


                        eResearchTechnology, Inc. Reports
                      Third Quarter 2002 Operating Results


             Achieves Revenue Growth of 49% Over Prior Year and EPS
                    of 12 Cents vs. 3 Cents in the Prior Year


PHILADELPHIA, PA October 23, 2002/PR Newswire/--eResearchTechnology, Inc. (eRT), (NASDAQ: ERES) reported today its financial results for the third quarter of 2002.

Net revenues for the three months ended September 30, 2002 were $10.9 million versus $7.3 million for the three months ended September 30, 2001. The company reported net income of $1.4 million or $0.12 per diluted share in the third quarter of 2002, compared to net income of $272,000 or $0.03 per diluted share in the third quarter of 2001.

Net revenues for the nine months ended September 30, 2002 were $29.4 million versus $20.2 million for the nine months ended September 30, 2001. The company reported net income of $3.2 million or $0.29 per diluted share for the nine months ended September 30, 2002, compared to a net loss of $5.1 million or $0.49 per diluted share for the same period in the prior year. The results for the nine months ended September 30, 2001 included an impairment charge of $5.0 million, which increased the net loss by $0.48 per diluted share.

"The company's performance reflects increasing traction in our digital business, growing backlog, and excellent operating leverage," stated Joseph Esposito, President and CEO. Mr. Esposito added, "We are pleased with the company's progress and anticipate continued momentum based upon regulatory initiatives and industry opportunities supporting significant growth in the digital collection, interpretation and distribution of cardiac safety and clinical data where we have demonstrated our market leadership."

Company Financial Guidance

The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially.






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Revenue for the fourth quarter of 2002 is expected to exceed $11.1 million with earnings per share of $0.12. For 2003, the company expects revenues to exceed $11.5 million in the first quarter and to exceed $53 million for the full year. Earnings per share for the first quarter is expected to increase from $0.06 in 2002 to $0.11 in 2003 and to increase by at least 50% for the full year of 2003. With $21.4 million in cash and short-term investments at September 30, 2002, the company has sufficient capital on hand to complete this year's business plan and position the company for future growth.

The company's third quarter conference call will take place at 9:00 A.M., EDT, on Thursday, October 24, 2002. Anyone interested in participating should call 888-881-4892 when calling within the United States or 416-640-4127 when calling internationally. There will be a playback available until October 31, 2002. To listen to the playback, please call 877-289-8525 when calling within the United States or 416-640-1917 when calling internationally. Please use pass code 216113 for the replay.

Based in Philadelphia, PA, eResearchTechnology, Inc. (www.ert.com) is a provider of technology and services to the pharmaceutical, biotechnology and medical device industries on a global basis. The company is a market leader in providing centralized core-diagnostic electrocardiographic (ECG) technology and services to evaluate cardiac safety in clinical development. The company is also a leader in providing technology and services to streamline the clinical trials process by enabling its customers to automate the collection, analysis, and distribution of clinical data in all phases of clinical development.

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand, and the company's ability to obtain new contracts and accurately estimate net revenues and net income due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the company's financial results can be found in the company's Reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission.



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
                                           eResearchTechnology, Inc. and Subsidiaries
                                             Consolidated Statements of Operations
                                          (in thousands, except per share information)
                                                          (unaudited)


                                               Three Months Ended September 30,            Nine Months Ended September 30,
                                                 2002                   2001                 2002                  2001
                                            ---------------        ---------------      ---------------       ----------------
Net revenues:
      Licenses and subscriptions               $   473                $    71              $ 1,723                $   332
      Services                                  10,451                  7,260               27,666                 19,851
                                               -------                -------              -------                -------

Total net revenues                              10,924                  7,331               29,389                 20,183
                                               -------                -------              -------                -------

Costs of revenues:
      Cost of licenses and subscriptions           279                    175                  565                    409
      Cost of services                           4,773                  2,988               12,180                  9,143
                                               -------                -------              -------                -------

Total costs of revenues                          5,052                  3,163               12,745                  9,552
                                               -------                -------              -------                -------

Gross margin                                     5,872                  4,168               16,644                 10,631
                                               -------                -------              -------                -------

Operating expenses:
      Selling and marketing                      1,571                  1,370                4,968                  4,100
      General and administrative                 1,441                  1,388                4,181                  3,989
      Research and development                     915                  1,188                3,166                  3,653
                                               -------                -------              -------                -------

Total operating expenses                         3,927                  3,946               12,315                 11,742
                                               -------                -------              -------                -------

Operating income (loss)                          1,945                    222                4,329                 (1,111)
Other income, net                                   58                    231                  402                    835
Investment impairment charge                         -                      -                    -                 (4,970)
Gain on sale of domestic CRO operations              -                      -                   35                    232
                                               -------                -------              -------                -------

Income (loss) before income taxes                2,003                    453                4,766                 (5,014)
Income tax provision (benefit)                     641                    181                1,525                    (41)
Minority interest dividend                           -                      -                    -                    116
                                               -------                -------              -------                -------

Net income (loss)                              $ 1,362                $   272              $ 3,241                $(5,089)
                                               =======                =======              =======                =======

Basic net income (loss) per share              $  0.13                $  0.03              $  0.31                $ (0.49)

Shares used to calculate basic net
      income (loss) per share                   10,516                 10,435               10,454                 10,446

Diluted net income (loss) per share            $  0.12                $  0.03              $  0.29                $ (0.49)

Shares used to calculate diluted net
      income (loss) per share                   11,423                 10,561               11,246                 10,446



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
                                           eResearchTechnology, Inc. and Subsidiaries
                                                  Consolidated Balance Sheets
                                       (in thousands, except per share and share amounts)


                                                                             September 30, 2002            December 31, 2001
                                                                             ------------------            -----------------
ASSETS                                                                             (unaudited)
Current assets:
     Cash and cash equivalents                                                    $ 13,805                     $ 11,364
     Short-term investments                                                          7,604                        7,066
     Marketable securities                                                             338                        2,695
     Accounts receivable, net                                                        7,594                        5,900
     Prepaid expenses and other                                                      3,017                        1,320
     Deferred income taxes                                                             212                          212
                                                                                  --------                     --------
          Total current assets                                                      32,570                       28,557

Property and equipment, net                                                         11,968                        8,110
Goodwill, net                                                                        1,212                        1,212
Investments in non-marketable securities                                               509                          509
Other assets                                                                            21                           21
Deferred income taxes                                                                1,165                        2,591
                                                                                  --------                     --------

                                                                                  $ 47,445                     $ 41,000
                                                                                  ========                     ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                                             $  1,829                     $  1,383
     Accrued expenses                                                                2,306                        2,394
     Income taxes payable                                                               67                          461
     Current portion of capital lease obligations                                      585                          155
     Deferred revenues                                                               5,218                        3,475
                                                                                  --------                     --------
          Total current liabilities                                                 10,005                        7,868
                                                                                  --------                     --------

Capital lease obligations                                                              929                          340
                                                                                  --------                     --------

Commitments and contingencies

Stockholders' equity:
     Preferred stock-$10.00 par value, 500,000 shares authorized,
          none issued and outstanding                                                    -                            -
     Common stock-$.01 par value, 15,000,000 shares authorized,
          11,451,014 and 11,236,031 shares issued                                      114                          112
     Additional paid-in capital                                                     40,100                       39,031
     Accumulated other comprehensive income                                             72                          665
     Treasury stock, 895,500 shares at cost                                         (3,229)                      (3,229)
     Accumulated deficit                                                              (546)                      (3,787)
                                                                                  --------                     --------

          Total stockholders' equity                                                36,511                       32,792
                                                                                  --------                     --------

                                                                                  $ 47,445                     $ 41,000
                                                                                  ========                     ========

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